February 2, 2007

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C.   20549-7561

Dear Sirs/Madams:

We have read Sub-item 77K of Atlas Funds and Atlas Insurance Trust form N-SAR dated February 2, 2007, and we agree with the statements made therein.

Yours truly,

DELOITTE & TOUCHE LLP

Oakland, California